EXHIBIT 10.5(f)

MERGER AND AMENDMENT OF

CB RICHARD ELLIS

DEFERRED COMPENSATION PLANS

WHEREAS, the Board of Directors of CB Richard Ellis Group, Inc. and CB Richard Ellis Services, Inc. (“Services,” and collectively, the “Corporation”) has determined that it is in the best interests of the Corporation to:

•

merge the CB Richard Ellis Pre August 1, 2004 Deferred Compensation Plan (the “Old DCP”) and the Insignia 401(k) Restoration Plan (the “Restoration Plan”) into the CB Richard Ellis Deferred Compensation Plan (the “Plan”), and

•	amend the merged Plan to eliminate future income deferrals and to allow participants to make new elections as to the time of distribution of prior income deferrals;

NOW, THEREFORE, the following actions are taken:

Merger: The undersigned Chief Executive Officer of Services (acting in accordance with Section 8.2 of the Old DCP, Section 8.2 of the Plan, and the bylaws and resolutions adopted by the Board of Directors of Services) and CB Richard Ellis, Inc. (by action of its Chief Executive Officer, acting in accordance with Section 9 of the Restoration Plan) hereby merge the Old DCP and the Restoration Plan into the Plan, effective as of the date hereof;

Amendment: The undersigned Chief Executive Officer of Services (acting in accordance with Section 8.2 of the Plan, and the bylaws and resolutions adopted by the Board of Directors of Services) hereby consents to the following amendments to the merged Plan, effective as of the date hereof:

1.	The following new paragraph is added at the end of Article 1:

The Plan has been amended, effective December 3, 2008, to add a new Article 13 that eliminates the ability of Participants to make deferral elections after December 31, 2007 and allows Participants to make new distribution elections.

2.	The following new Article 13 is added following Article 12:

13. NO NEW DEFERRAL ELECTIONS; NEW DISTRIBUTION ELECTIONS

13.1 Application of Article 13. This Article 13 shall apply notwithstanding any other provision of the Plan.

13.2 No New Deferral Elections. No Deferral elections may be made after December 31, 2007.

13.3 New Distribution Elections for Vested Accounts. A Participant may elect, on or before December 12, 2008, to have the Participant’s Accounts, to the extent vested, distributed in one of four months during 2009: January, April, July or December. The vested Accounts of a Participant who makes no new distribution election on or before December 12, 2008, shall be distributed in January of 2009.

13.4 Commissions and Bonuses. Notwithstanding Section 13.3, Commissions and Bonuses that are subject to a Deferral election and would have been payable to the Participant after December 31, 2008 and prior to April 1, 2009 if they had not been subject to a Deferral election will be distributed at the time that they would have been payable to the Participant if there had been no Deferral election.

13.5 Unvested Accounts. If a Participant’s Employer Account is not 100% vested on the last business day of the month prior to the month scheduled for distribution of the Participant’s Accounts pursuant to Section 13.3, the unvested portion of the Account shall be distributed at the time of vesting.

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IN WITNESS WHEREOF, this merger and amendment document is executed on November 21, 2008.

CB RICHARD ELLIS, INC.

/s/ BRETT WHITE	By	/s/ BRETT WHITE
Brett White Chief Executive Officer CB Richard Ellis Services, Inc.		Brett White Chief Executive Officer